UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2016

United States Steel Corporation
(Exact name of registrant specified in its charter)

Delaware        001-16811                25-1897152

(State or Other Jurisdiction	(Commission (IRS Employer

Of Incorporation)	File Number) Identification No.)

600 Grant Street
Pittsburgh, PA 15219-2800
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 433-1121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE
The following information was provided by United States Steel Corporation (the “Company”) to certain “qualified institutional buyers” in an offering memorandum related to the private placement of $500 million aggregate principal amount of senior secured notes due 2021.
As of March 31, 2016, the book value of the fixtures, real estate, machinery and equipment included in the collateral was approximately $2.2 billion. The collateral includes, but is not limited to, all of the Company’s general intangibles, intellectual property and intellectual property licenses, equipment, letter of credit rights, investment property, along with certain fixtures and owned real property. No appraisal of the value of the collateral has been made in connection with the offering, and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The fair market value of the collateral may differ from the book value as of the date of the offering or in the future.
For the twelve months ended March 31, 2016, our non-guarantor subsidiaries represented approximately 30% of our net sales, approximately 47% of our operating loss and approximately 147% of our Adjusted EBITDA (as defined and as calculated in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on April 27, 2016) loss on a consolidated basis. As of March 31, 2016, our non-guarantor subsidiaries represented approximately 42% of our total assets and had approximately $1.2 billion of total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the notes.
The notes proposed to be offered have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to "qualified institutional buyers" under Rule 144A of the Securities Act or, outside the United States, to persons other than "U.S. persons" in compliance with Regulation S under the Securities Act.
ITEM 8.01.     OTHER EVENTS.
On May 2, 2016, the Company issued a press release, a copy of which is furnished as Exhibit 99.1.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.
(d)     Exhibits.

Exhibit Number	Description
99.1	Press release, dated May 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:    /s/ Colleen M. Darragh
Colleen M. Darragh
Vice President and Controller

Dated: May 2, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 2, 2016